Exhibit 5.3

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

September 10, 2024

ONEOK, Inc.

100 West Fifth Street

Tulsa, Oklahoma 74103

Re:	ONEOK, Inc.

Post-Effective Amendment No. 1 to Registration Statement on Form S-3ASR

We are issuing this opinion in our capacity as special legal counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), and ONEOK Partners, L.P., a Delaware limited partnership, ONEOK Partners Intermediate Limited Partnership, a Delaware limited partnership, and Magellan Midstream Partners, L.P., a Delaware limited partnership (collectively, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Post-Effective Amendment, dated as of the date hereof, to the Registration Statement on Form S-3ASR (Registration No. 333-272782), dated as of June 20, 2023 (as such registration statement is amended and supplemented, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), and the documents incorporated by reference therein, for the offer and sale from time to time pursuant to Rule 415 under the Act of, among other securities, (i) one or more series of debt securities (the “Debt Securities”) and (ii) guarantees (the “Guarantees”) of the Debt Securities by the Guarantors. The Debt Securities and Guarantees (collectively, the “Securities”) may be issued by the Company either together or separately in connection with an offering or offerings from time to time pursuant to the Registration Statement and will be offered on terms set forth in the Registration Statement and in the prospectus contained in the Registration Statement (the “Prospectus”) and in amounts, at prices and on other terms to be determined by the Company at the time of offering and to be set forth in an amendment or amendments to the Registration Statement and the Prospectus and in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

You have advised us that the Debt Securities and Guarantees will be issued under (a) an indenture dated January 26, 2012 between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (which is incorporated by reference as Exhibit 4.4 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (the “Senior Indenture”) or (b) a subordinated indenture to be entered into between the Company, as issuer, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (a form of which is included as Exhibit 4.33 to the Registration Statement) and one or more board resolutions, supplements thereto or officer’s certificates thereunder (together with the Senior Indenture, the “Applicable Indenture”).

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ONEOK, Inc.

The Registration Statement provides that the Company may sell the Securities registered thereby (i) through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents or (iv) to both investors and/or dealers through a specific bidding or auction process or otherwise. The applicable Prospectus Supplement with respect to the Securities offered will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any bidding or auction process. If underwriters are used in an offering of Securities registered by the Registration Statement, the Registration Statement anticipates that the Company will sell such Securities pursuant to the terms of an underwriting agreement to be executed between the Company and underwriters that will be identified in the applicable Prospectus Supplement. We have assumed for purposes of this letter that the terms of the Underwriting Agreement will fall within the scope of the authorization adopted by the Company’s Board of Directors and will receive the approvals required by that Board authorization. The term “Underwriting Agreement” is used in this letter to mean an underwriting agreement in the form in which it will be actually executed by the Company and the underwriters with respect to a particular underwritten offering of Securities registered by the Registration Statement.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company and Guarantors; (ii) minutes and records of the corporate proceedings of the Company and the Guarantors with respect to the issuance and sale of the Securities and (iv) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Guarantors), and the due authorization, execution and delivery of all documents by the parties thereto (other than the Guarantors). We have assumed further that the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Oklahoma and has all legal right, power and authority to execute, deliver and perform its obligations under the Securities and the Applicable Indenture. We note that you are relying with respect to all matters of Oklahoma law and Company authority on an opinion of GableGotwals, dated as of June 20, 2023, which opinion is filed as Exhibit 5.2 to this Registration Statement. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

ONEOK, Inc.

We have also assumed that:

(i)	the Registration Statement shall have become effective pursuant to the provisions of the Act and will remain effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated the Registration Statement,

(ii)	the Securities will be issued and sold in the manner stated in the Registration Statement, and in the form and containing the terms set forth in the Registration Statement and, the Applicable Indenture;

(iii)	a definitive Underwriting Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(iv)	the terms of each Applicable Indenture, are consistent with the description of the terms of such agreement set forth in the Registration Statement and in the Prospectus;

(v)	appropriate corporate action shall have been taken to authorize the issuance and sale of the Securities, and such authorization will not have been modified or rescinded;

(vi)	the issuance, sale and delivery of the Securities, the terms of the Securities and compliance by the Company with the terms of the Securities will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(vii)	any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained; and

(viii)	there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Securities.

ONEOK, Inc.

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that:

(1)       When the Securities have been duly executed, delivered and paid for in accordance with the Underwriting Agreement, the Applicable Indenture has been duly authorized, executed and delivered by the Company, each applicable Guarantor and the trustee, the Applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and the Debt Securities underlying the Guarantees have been fully authenticated by the trustee, such Guarantees will constitute the legal, valid and binding obligations of the each Guarantor, as applicable, enforceable against each Guarantor, as appliable, in accordance with their terms.

Each opinion in this letter that any particular contract constitutes a valid and binding agreement or is enforceable in accordance with its terms (each, an “enforceability opinion”) is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion. In addition, none of the opinions or other advice contained in this letter covers or otherwise addresses any of the following types of provisions (or the enforceability thereof) which may be contained in the Applicable Indenture: (i) provisions mandating contribution towards judgments or settlements among various parties; (ii) waivers of benefits and rights to the extent they cannot be waived under applicable law; (iii) provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties; (iv) provisions which might require indemnification or contribution in violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws, rules or regulations; or (v) requirements in the Applicable Indenture specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).

ONEOK, Inc.

Our advice on every legal issue addressed in this opinion is based exclusively on the internal law of New York and the Delaware Revised Uniform Limited Partnership Act.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the Delaware Revised Uniform Limited Partnership Act be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

Very truly yours,

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP